Contact at 214/432-2000 Steven R. Rowley President & CEO Arthur R. Zunker, Jr. Senior Vice President & CFO

News For Immediate Release
EAGLE MATERIALS INC. REPORTS
RECORD SECOND QUARTER RESULTS
HIGHEST QUARTERLY NET EARNINGS ($43.3 MILLION) AND
DILUTED EPS ($2.41) IN COMPANY HISTORY AND
RAISES ANNUAL EARNINGS GUIDANCE
     (Dallas, TX November 1, 2005): Eagle Materials Inc. (NYSE: EXP and EXP.B) today reported financial results for the second quarter of fiscal 2006 ended September 30, 2005 and raised its annual earnings guidance. Eagle produces and distributes Gypsum Wallboard, Cement, Recycled Paperboard and Concrete and Aggregates. The following are highlights of our second quarter results:
•	HIGHEST QUARTERLY OPERATING EARNINGS IN WALLBOARD AND CEMENT IN COMPANY HISTORY
•	RECORD HIGH QUARTERLY SALES VOLUME IN WALLBOARD
•	GYPSUM WALLBOARD AVERAGE NET SALES PRICE INCREASED 21% FROM LAST YEAR’S SECOND QUARTER
•	RECORD HIGH SECOND QUARTER SALES VOLUME IN CEMENT
•	HIGHEST QUARTERLY CEMENT AVERAGE NET SALES PRICE IN OUR HISTORY — INCREASED 18% FROM LAST YEAR’S SECOND QUARTER
     For the quarter ended September 30, 2005, revenues and net earnings were $222 million and $43 million, respectively. Revenues increased 36% over the prior year second quarter and net earnings increased 44% over the same period last year. Diluted earnings per share for the second quarter of fiscal 2006 were $2.41 compared with $1.62 in the same period a year ago, a 49% increase.
     The Company also raised its earnings guidance for fiscal 2006 to a range of $7.60 to $7.90 per diluted share, and expects to report earnings ranging from $1.80 to $2.00 per diluted share for the third quarter of fiscal 2006 ending December 31, 2005.
     Eagle remains well positioned to continue to achieve outstanding results given our strong operations, which enable us to supply building materials to a vibrant construction industry. According to the U.S. Census Bureau, total construction spending during August 2005 was estimated at a seasonally adjusted annual rate of $1.11 trillion, 6% above the August 2004 estimate. The Gypsum Association reported approximately 27.1 billion square feet of wallboard were shipped in the first nine months of calendar 2005, a 5.5% increase over the same period in the prior record year. For calendar year 2005, we expect Wallboard demand to remain strong and supply to be tight (with 95%+ industry capacity utilization) as a result of continued high levels of activity in residential construction and increasing repair/remodel and commercial construction activity. Wallboard pricing remains strong and a $12 per thousand square feet

(MSF) price increase was implemented on September 19, 2005 in all of our wallboard markets. Also, national demand for cement remains at record levels outpacing last year’s consumption by approximately 5.8% through August 2005 according to the U.S. Geological Survey with imports projected to fulfill over 25% of the U.S. construction industry demand this year. Low inventories and strong demand continue to put upward pressure on cement pricing. We implemented price increases ranging from $3 to $5 per ton between July 1st and October 1st, in most of our cement markets.
GYPSUM WALLBOARD
     Gypsum Wallboard revenues for the second quarter totaled $117 million, a 28% increase over the $92 million for the same quarter a year ago. Gypsum Wallboard’s second quarter operating earnings were $37 million, up 62% from the $23 million for the same quarter last year. The revenue and earnings gain for the quarter resulted from higher sales prices and record sales volume. The average net sales price for this fiscal year’s second quarter was $132 per MSF, 21% greater than the $110 per MSF for the same quarter last year. Gypsum Wallboard sales volume of 712 million square feet (MMSF) for the quarter increased 7% from the prior year’s second quarter.
CEMENT
     Operating earnings from Cement increased 35% to $23 million for the second quarter this year from $17 million for the same quarter last year. The earnings gain was due primarily to a record high average net sales price, record high sales volumes and the positive impact of the Illinois Cement acquisition. Cement revenues for the second quarter totaled $78 million, 38% greater than the $56 million for the same quarter a year ago. $9 million of the revenue gain is attributable to the acquisition of our partner’s 50% interest in Illinois Cement Company, which closed in the fourth quarter of fiscal 2005. Cement sales volume for the second quarter totaled 887,000 tons, 20% above the 742,000 tons for the same quarter last year. To meet these strong market requirements, Eagle increased its lower margin purchased cement sales volumes to approximately 260,000 tons for the quarter.
PAPERBOARD
     EXP’s Paperboard operation reported second quarter revenues (including sales to EXP’s Wallboard operations — see Attachment 4 for a detail of intersegment revenues) of $33 million which is even with last year’s second quarter. Paperboard operating earnings of $7 million for the second quarter this year were nearly flat with last year’s second quarter operating earnings. For this year’s second quarter, Paperboard sales volume was 69,000 tons, down 1% from last year’s sales volume of 70,000 tons. This year’s second quarter average net sales price of $471 per ton was a quarterly record and was 3% above last year’s second quarter average net sales price of $459 per ton.
CONCRETE AND AGGREGATES
     Revenues from Concrete and Aggregates were $25 million for this year’s second quarter, 16% greater than the $21 million for the second quarter a year ago. Concrete and Aggregates reported a $3.2 million operating profit for this year’s second quarter, up 30% from the $2.5 million operating profit for the same quarter last year, due to increased pricing in both of our markets and increased concrete volumes.
     Concrete sales volume increased 5% for the second quarter this year to 240,000 cubic yards from 229,000 cubic yards for the same quarter last year. Our Concrete quarterly average net sales price of $62 per cubic yard for the second quarter of fiscal 2006 was a record and was

15% higher than the $54 per cubic yard for the second quarter a year ago. Our Aggregates operation reported sales volume of 1.6 million tons for the current quarter, 3% less than the 1.7 million tons reported in the second quarter last year. Our Aggregates quarterly average net sales price was a record high $5.89 during the second quarter and was 15% above last year’s second quarter Aggregates average net sales price.
DETAILS OF FINANCIAL RESULTS
     We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.
     Our results for the second quarter of fiscal 2006 include 100% of Illinois Cement Company. During the second quarter of fiscal 2005, Illinois Cement Company was a 50% owned joint venture and was accounted for utilizing the equity method of accounting.
     In addition, for segment reporting purposes we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 4 for a reconciliation of the amounts referred to above.

     EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 3:00 p.m. Eastern Time (2:00 p.m. Central Time) on Wednesday, November 2, 2005. The conference call will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact EXP at 214-432-2000.
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     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s beliefs at the time the statements were made regarding future events which are subject to significant risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including without limitation increases in the cost of natural gas; changes in the cost and availability of transportation; unexpected operational difficulties; governmental regulation and changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including natural gas) or transportation could affect the revenues or operating earnings of our operations. In addition, changes in national and regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s results of operations. These and other factors are described in the Annual Report on Form 10-K for the Company for the fiscal year ended March 31, 2005. This report is filed with the Securities and Exchange Commission and may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.
For additional information, contact at 214/432-2000.
Steven R. Rowley
President and Chief Executive Officer
Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer
(1)	Summary of Consolidated Earnings

(2)	Revenues and Earnings by Lines of Business (Quarter)

(3)	Revenues and Earnings by Lines of Business (Six Months)

(4)	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(5)	Consolidated Balance Sheets

Eagle Materials Inc.
Attachment 1
Eagle Materials Inc.
Summary of Consolidated Earnings
(dollars in thousands, except per share data)
(unaudited)

			Quarter Ended September 30,
			2005	2004	Change
Revenues			$221,784	$163,112	36%
Earnings Before Income Taxes			$65,729	$45,977	43%
Net Earnings			$43,322	$30,119	44%
Earnings Per Share:
	—	Basic	$2.44	$1.64	49%
	—	Diluted	$2.41	$1.62	49%
Average Shares Outstanding:
	—	Basic	17,749,065	18,406,628	-4%
	—	Diluted	18,001,934	18,615,388	-3%

			Six Months Ended September 30,
			2005	2004	Change
Revenues			$426,583	$313,403	36%
Earnings Before Income Taxes			$115,911	$81,411	42%
Net Earnings			$78,230	$53,332	47%
Earnings Per Share:
	—	Basic	$4.36	$2.88	51%
	—	Diluted	$4.31	$2.85	51%
Average Shares Outstanding:
	—	Basic	17,926,216	18,518,556	-3%
	—	Diluted	18,161,900	18,726,654	-3%

Eagle Materials Inc.
Attachment 2
Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Quarter Ended September 30,
	2005	2004	Change
Revenues*
Gypsum Wallboard	$117,105	$91,840	28%
	53%	56%
Cement (Wholly Owned) **	60,459	31,400	93%
	27%	19%
Paperboard	18,908	18,743	1%
	9%	12%
Concrete & Aggregates	24,157	20,936	15%
	10%	13%
Other, net	1,155	193	498%
	1%	—%

Total	$221,784	$163,112	36%
	100%	100%

Operating Earnings
Gypsum Wallboard	$37,075	$22,862	62%
	52%	46%
Cement:
Wholly Owned **	15,759	8,025	96%
Joint Venture **	6,883	8,789	-22%

	22,642	16,814	35%
	32%	34%
Paperboard	7,088	7,216	-2%
	10%	15%
Concrete & Aggregates	3,226	2,482	30%
	4%	5%
Other, net	1,155	193	498%
	2%	—%

Total Operating Earnings	71,186	49,567	44%
	100%	100%
Corporate General Expenses	(3,963)	(2,719)
Interest Expense, net	(1,494)	(871)

Earnings Before Income Taxes	$65,729	$45,977	43%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

**	Reflects purchase of the other 50% interest in Illinois Cement Company.

Eagle Materials Inc.
Attachment 3
Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Six Months Ended September 30,
	2005	2004	Change
Revenues*
Gypsum Wallboard	$221,944	$174,096	27%
	52%	56%
Cement (Wholly Owned) **	117,794	64,356	83%
	27%	20%
Paperboard	37,997	36,868	3%
	9%	12%
Concrete & Aggregates	46,569	37,890	23%
	11%	12%
Other, net	2,279	193	1,081%
	1%	—%

Total	$426,583	$313,403	36%
	100%	100%

Operating Earnings
Gypsum Wallboard	$64,926	$39,862	63%
	51%	46%
Cement:
Wholly Owned **	26,261	16,097	63%
Joint Venture **	12,410	13,713	-10%

	38,671	29,810	30%
	31%	34%
Paperboard	13,252	13,942	-5%
	11%	16%
Concrete & Aggregates	6,678	4,613	45%
	5%	5%
Other, net	2,279	(639)	457%
	2%	-1%

Total Operating Earnings	125,806	87,588	44%
	100%	100%
Corporate General Expenses	(7,065)	(4,598)
Interest Expense, net	(2,830)	(1,579)

Earnings Before Income Taxes	$115,911	$81,411	42%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

**	Reflects purchase of the other 50% interest in Illinois Cement Company.

Eagle Materials Inc.
Attachment 4
Eagle Materials Inc.
Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues
(unaudited)

	Sales Volume
	Quarter Ended			Six Months Ended
	September 30,			September 30,
	2005	2004	Change	2005	2004	Change
Gypsum Wallboard (MMSF’s)	712	664	7%	1,409	1,305	8%

Cement (M Tons):
Wholly Owned	681	393	73%	1,352	811	67%
Joint Venture	206	349	-41%	433	689	-37%

	887	742	20%	1,785	1,500	19%

Paperboard (M Tons):
Internal	29	28	4%	58	56	4%
External	40	42	-5%	84	84	—%

	69	70	-1%	142	140	1%

Concrete (M Cubic Yards)	240	229	5%	473	417	13%

Aggregates (M Tons)	1,616	1,673	-3%	3,188	2,884	11%

	Average Net Sales Price*
	Quarter Ended			Six Months Ended
	September 30,			September 30,
	2005	2004	Change	2005	2004	Change
Gypsum Wallboard (MSF)	$132.35	$109.65	21%	$125.83	$105.60	19%
Cement (Ton)	$82.55	$70.05	18%	$80.54	$69.18	16%
Paperboard (Ton)	$471.39	$458.88	3%	$464.39	$452.20	3%
Concrete (Cubic Yard)	$61.58	$53.51	15%	$60.00	$54.12	11%
Aggregates (Ton)	$5.89	$5.14	15%	$5.79	$5.32	9%
     *Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended		Six Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Intersegment Revenues:
Cement	$1,679	$997	$3,277	$1,778
Paperboard	14,538	14,018	29,400	27,686
Concrete and Aggregates	411	323	858	622

	$16,628	$15,338	$33,535	$30,086

Cement Revenues:
Wholly Owned	$60,459	$31,400	$117,794	$64,356
Joint Venture	15,970	24,050	32,826	46,780

	$76,429	$55,450	$150,620	$111,136

Eagle Materials Inc.
Attachment 5
Eagle Materials Inc.
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	September 30,		March 31,
	2005	2004	2005*
ASSETS
Current Assets —
Cash and Cash Equivalents	$11,045	$6,383	$7,221
Accounts and Notes Receivable, net	92,053	62,321	70,952
Inventories	60,927	44,388	63,482

Total Current Assets	164,025	113,092	141,655

Property, Plant and Equipment —	825,708	723,670	788,447
Less: Accumulated Depreciation	(282,004)	(250,031)	(264,088)

Property, Plant and Equipment, net	543,704	473,639	524,359
Investments in Joint Ventures	26,340	49,265	28,181
Goodwill	68,552	40,290	66,960
Other Assets	16,191	14,914	18,846

	$818,812	$691,200	$780,001

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities —
Note Payable	$48,200	$30,800	$30,800
Accounts Payable and Accrued Liabilities	98,721	83,443	91,069
Current Portion of Long-term Debt	—	80	—

Total Current Liabilities	146,921	114,323	121,869

Long-term Debt	45,000	19,000	54,000
Deferred Income Taxes	115,468	105,199	118,764
Stockholders’ Equity — Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 50,000,000 Shares; Issued and Outstanding 9,517,959, 9,667,907 and 9,726,009 Shares, respectively. Class B Common Stock, Par Value $0.01; Authorized 50,000,000 Shares; Issued and Outstanding, 8,225,584, 8,655,769 and 8,499,269 Shares, respectively.	177	183	182
Capital in Excess of Par Value	—	—	—
Accumulated Other Comprehensive Losses	(1,842)	(1,877)	(1,842)
Unamortized Restricted Stock	(506)	(573)	(557)
Retained Earnings	513,594	454,945	487,585

Total Stockholders’ Equity	511,423	452,678	485,368

	$818,812	$691,200	$780,001

*	From audited financial statements.